UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2019

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2650 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 858-9794

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2019, the Board of Directors (the “Board”) of CatchMark Timber Trust, Inc. (the “Company”) appointed Mr. Brian M. Davis, the Company’s Senior Vice President and Chief Financial Officer, to serve as the Company’s President and Chief Financial Officer effective April 5, 2019.

Jerry Barag will continue as the Chief Executive Officer and a director of the Company.

Mr. Davis, 49, has served as our Senior Vice President and Chief Financial Officer since March 2013. Mr. Davis served as our Treasurer from October 2013 to February 2018, as our Assistant Secretary from August 2013 to July 2018, and as our Secretary from July 2018 to October 2018. Mr. Davis also serves on the boards of directors of TexMark Timber Treasury, L.P. and Creek Pine REIT, LLC, two entities that are part of the Company’s Triple T joint venture. Mr. Davis served as Senior Vice President and Chief Financial Officer of Wells Timberland Investment Management Organization from March 2009 until October 2013 and as Vice President from October 2007 through March 2009. From 2000 until joining Wells Real Estate Funds in 2007, Mr. Davis worked at Atlanta-based SunTrust Bank ("SunTrust"), where he held various positions delivering capital market solutions - advisory, capital raising, and risk management - to public and private companies. Mr. Davis previously served with CoBank of Denver, Colorado, as Capital Markets Officer from 1998 to 2000 and with SunTrust as Portfolio Manager for the AgriFoods Specialty Lending Group from 1994 to 1998. Mr. Davis received his Bachelor of Business Administration and Master of Business Administration from Ohio University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: April 4, 2019	/s/ Jerry Barag
Jerry Barag Chief Executive Officer